UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2019

USCF FUNDS TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-38152	38-7159729
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, California 94596
(Address of principal executive offices) (Zip Code)

 Registrant’s telephone number, including area code: (510) 522-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares of United States 3x Oil Fund	USOU	NYSE Arca Equities, Inc.
Shares of United States 3x Short Oil Fund	USOD	NYSE Arca Equities, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 8.01. Other Events

On October 3, 2019 after the close of trading on NYSE Arca, Inc., the United States 3x Short Oil Fund (the “Fund”), a series of the USCF Funds Trust (the “Registrant”), effected a one-for-two reverse share split, and post-split shares of the Fund began trading on October 4, 2019. The Fund previously announced the reverse share split in its press release dated September 23, 2019. As a result of the reverse share split, every two pre-split shares of the Fund were automatically exchanged for one post-split share. Immediately prior to the reverse share split there were 1,500,040 shares of the Fund issued and outstanding, each representing a net asset value (“NAV”) of $4.73. Immediately after the reverse share split and pre-settlement, the number of issued and outstanding shares of the Fund decreased to 750,020 not accounting for the treatment of fractional shares, and the net asset value relating to each share increased to $9.47. Shareholders of the Fund otherwise entitled to fractional shares as a result of the reverse share split will receive cash in lieu of such fractional shares. In connection with the reverse share split, the CUSIP number of the Fund shares changed to 91733T505. The Fund’s ticker symbol, “USOD”, remains the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USCF FUNDS TRUST
	By:	United States Commodity Funds LLC, its sponsor

Date: October 4, 2019	By:	/s/ John Love
Name: John P. Love
Title: President (Principal Executive Officer)